***** PRESS RELEASE*****
Phoenix Arizona, October 17, 2007 — The IMH Secured Loan Fund, LLC (Fund) today released its results of operations for the three months and nine months ended September 30, 2007.
Net earnings for three months and nine months ended September 30, 2007 totaled $13.3 million and $33.0 million, respectively, compared to $5.6 million and $13.1 million for the comparable periods in 2006. Distributions to Members for three month and nine months ended September 30, 2007 totaled $13.3 million and $32.3 million, respectively, compared to $5.4 million and $12.5 million for the same periods in 2006. Based on distributions to Members for three and nine months ended September 30, 2007, the effective annualized yields totaled 10.8% and 11.2%, respectively, compared to 11.1% and 11.4%, respectively, for three and nine month periods ended September 30, 2006.
The Fund’s loan portfolio climbed to $451.2 million at September 30, 2007 compared to $404.9 million at June 30, 2007 and $258.6 million at December 31, 2006. The Fund’s interest earning assets deployment ratio, the ratio of total outstanding loan to total interest earning assets decreased to 88.2% for the current quarter compared to 94.2% for the three months ended June 30, 2007 and 97.6% for the three months ended March 31, 2007. “In light of the recent turmoil in the real estate markets we curtailed our originations and fundings this quarter and maintained a larger percent of our earning assets in cash. We believe that this was an appropriate and conservative strategy as we allowed the real estate markets to settle.”, said Shane Albers, CEO of Investors Mortgage Holdings, Inc., Manager (IMH) for the Fund. “While none the Fund’s loan portfolio is in consumer mortgage lending or the sub-prime sector, the related turmoil in the capital markets did impact all aspects of real estate lending and real estate valuations. As the market works through the current issues, we see an increasing demand for the type of niche lending that the Fund provides and we expect the remainder of 2007 and 2008 to be periods where the Fund will have opportunities to generate high quality loans for the benefit of its Members.”
New Member investment totaled $99.7 million and $273.1 million, respectively, for the three and nine months ended September 30, 2007. New Member investment totaled $48.6 million and $119.1 million, respectively, for the three and nine months ended September 30, 2006. Member full and partial redemptions total $5.0 million, or 5.0% of new Member investment for the three month period ended September 30, 2007 and $25.6 million or 9.4% of new Member investment for the nine months ended September 30, 2007. Member full and partial redemptions total $3.7 million, or 7.6% of new Member investment for the three month period ended September 30, 2006 and $10.1 million, or 8.5% of new Member investment for the nine months ended September 30, 2006.
At September 30, 2007, loans in non-accrual status total $17.9 million or 4.0% of the loan portfolio compared to $15.5 million or 3.8% of the portfolio at June 30, 2007. The Fund had no non accrual loans for reporting period prior to June 30, 2007. At September 30, 2007, and for all prior periods, it is the opinion of the Fund’s manger that the Fund’s loan portfolio is adequately collateralized and no allowance for credit losses in necessary.
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Founded in 2003, the IMH Secured Loan Fund, LLC funds short-term, first priority commercial real estate loans with an original term of typically 12 months for the acquisition, entitlement, development and construction of real estate. The Fund serves the needs of creditworthy commercial real estate developers and core operators located in multiple regions of the United States whose projects may not have matured to the point where they are eligible for funding from banks or other traditional lenders. The Fund’s primary competitive advantages are its flexibility in structuring loans and its speed to funding. Loans funded by the IMH Secured Loan Fund LLC are originated by IMH, who is the Fund’s organizer and serves as the Fund’s manager.
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The Fund will hold a webcast presentation call to discuss these results at 8:30 a.m. PST, October 23, 2007. This webcast will be a live broadcast over the internet and can be accessed by all interested parties through website, www.imhre.com. To listen to the live call, please go to the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the IMH website; www.imhre.com.
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Forward Looking Statements: This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future obligations, future losses or loan and other performance, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this letter, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “assumes,” “may,” “should,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, the matters discussed above and in our Quarterly Report on Form 10-Q, including those under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” are based upon our current expectations, beliefs, projections and assumptions. Our expectations, beliefs, projections and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that our financial condition or results of operations will meet the expectations set forth in our forward-looking statements. For a detailed description of cautionary factors that may affect our future results, please refer to our Registration Statement on Form 10, as amended from time to time. Further, the forward-looking statements are made only as of the date hereof and we undertake no obligation, and disclaim any duty, to update or revise any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
For information regarding the IMH Secured Loan Fund, LLC, please contact Steven Darak at sdarak@imhre.com or call 602-889-3410.
(Financial Tables to Follow)
IMH SECURED LOAN FUND, LLC
Statements of Net Earnings
(Unaudited)

	For the Nine Months Ended		For the Three Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
INTEREST AND FEE INCOME
Mortgage Loans	$33,815,134	$13,413,950	$13,012,676	$5,690,509
Investments and Money Market Account	1,185,515	364,682	712,575	150,605

Total Interest Income	35,000,649	13,778,632	13,725,251	5,841,114
EXPENSES
Management Fees	682,039	286,179	257,099	116,548
Interest Expense:
Borrowings from Fund Manager	389,682	377,148	44,422	—
Participations in Mortgage Loans	962,341	—	173,438	140,240

Interest Expense	1,352,023	377,148	217,860	140,240

Total Expenses	2,034,062	663,327	474,959	256,788

Net Earnings	$32,966,587	$13,115,305	$13,250,292	$5,584,326

Net Earnings Allocated to Members per Weighted Average Membership Units Outstanding	$857.50	$890.38	$275.89	$298.07

Distributions to Members per Weighted Average Membership Units Outstanding	$840.45	$851.48	$268.91	$276.50

Weighted Average Membership Units Outstanding	38,445	14,730	48,028	18,735

Annualized Yield per Unit on distributions to Members	11.21%	11.39%	10.76%	11.06%

IMH SECURED LOAN FUND, LLC
Balance Sheets

	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Cash and Cash Equivalents	$78,536,343	$12,159,495
Mortgage Loans:
Mortgage Loan Note Obligations	546,161,775	309,461,625
Less Undisbursed Portion of Loans-in-process and Interest Reserves	(94,983,036)	(50,846,851)

Principal Outstanding	451,178,739	258,614,774
Accrued Interest Receivable	5,338,830	2,599,485

Total Assets	$535,053,912	273,373,754

LIABILITIES
Fees Payable to Fund Manager	$78,759	$52,954
Member Investments Pending Activation	2,301,290	386,263
Deposit Refund Payable	—	62,075
Redemptions Payable to Members	2,042,143	2,249,482
Distributions Payable to Members	2,154,581	920,999
Borrowings From Fund Manager	—	4,449,501
Participations in Mortgage Loans Issued	156,450	4,937,771
Unearned Income and Other Funds Held	1,833,781	133,971

Total Liabilities	8,567,004	13,193,016

MEMBERS’ EQUITY
Retained Earnings	2,027,588	1,426,453
Members’ Equity	524,459,320	258,754,285

Total Members’ Equity	526,486,908	260,180,738

Total Liabilities and Members’ Equity	$535,053,912	$273,373,754

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IMH Secured Loan Fund, LLC
Loans by State

	September 30, 2007			December 31, 2006
	(Unaudited)
	Amount	Percent	#	Amount	Percent	#
Arizona	$203,850,695	45.2%	29	$149,796,267	57.9%	29
California	133,893,042	29.7%	14	96,726,078	37.4%	13
New Mexico	3,792,227	0.8%	2	812,027	0.3%	1
Texas	27,498,737	6.1%	5	11,280,402	4.4%	1
Idaho	46,596,015	10.3%	2	—	—	—
North Carolina	20,087,396	4.5%	1	—	—	—
Minnesota	14,349,577	3.2%	1	—	—	—
Nevada	1,111,050	0.2%	1	—	—	—

	$451,178,739	100.0%	55	$258,614,774	100.0%	44

Average Loan	$8,203,250			$5,877,609

IMH Secured Loan Fund, LLC
Loans by fixed and variable interest rate

	September 30, 2007
	(Unaudited)
Current	Fixed Rate		Variable Rate		Total		% of
Rate:	#	Principal	#	Principal	#	Principal	Total
11.50%	2	$25,850,978	6	$22,928,650	8	$48,779,628	10.8%
11.75%	1	2,836,241	1	5,340,000	2	8,176,241	1.8%
12.00%	13	96,483,465	5	27,326,784	18	123,810,249	27.4%
12.25%	2	20,717,946	6	63,799,127	8	84,517,073	18.7%
12.50%	3	38,983,139	2	21,279,568	5	60,262,707	13.5%
12.75%	—	—	3	34,502,302	3	34,502,302	7.7%
13.00%	5	16,303,670	—	—	5	16,303,670	3.6%
13.25%	—	—	2	43,994,184	2	43,994,184	9.8%
13.50%	1	5,680,000	1	4,840,167	2	10,520,167	2.3%
13.75%	—	—	1	5,016,873	1	5,016,873	1.1%
14.00%	—	—	1	15,295,645	1	15,295,645	3.4%

Total	27	$206,855,439	28	$244,323,300	55	$451,178,739	100.0%

% of Portfolio		45.8%		54.2%		100.0%

Weighted Avg Rate		12.17%		12.58%		12.39%

Number of Loans		27		28		55

Average Principal		$7,661,313		8,725,832		$8,203,250

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IMH Secured Loan Fund, LLC
Loans by category & expected end use

	September 30, 2007			December 31, 2006
	(Unaudited)
Category:	Amount	%	#	Amount	%	#
Pre-entitled Land:
Held for Investment	$1,398,500	0.3%	1	$—	—	—
Processing Entitlements	229,242,555	50.8%	20	145,219,454	56.1%	20

	230,641,055	51.1%	21	145,219,454	56.1%	20

Entitled Land:
Held for Investment	59,654,380	13.2%	7	41,893,482	16.2%	8
Infrastructure under Construction	59,660,566	13.2%	6	17,621,490	6.8%	4
Improved and Held for Vertical Construction	13,319,926	3.0%	3	29,387,627	11.4%	4

	132,634,872	29.4%	16	88,902,599	34.4%	16

Construction & Existing Structures:
New Structure — Construction in-process	69,459,268	15.4%	12	16,315,986	6.3%	5
Existing Structure Held for Investment	18,018,875	4.0%	5	8,176,735	3.2%	3
Existing Structure — Improvements	424,669	0.1%	1	—	—	—

	87,902,812	19.5%	18	24,492,721	9.5%	8

	$451,178,739	100.0%	55	$258,614,774	100.0%	44

	September 30, 2007			December 31, 2006
	(Unaudited)
	Amount	%	#	Amount	%	#
Expected End Use:
Residential	$193,512,294	48.0%	27	$154,279,204	59.7%	29
Mixed Use	203,188,811	39.2%	17	95,258,284	36.8%	11
Commercial	54,477,634	12.8%	11	9,077,286	3.5%	4

	$451,178,739	100.0%	55	$258,614,774	100.0%	44

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